EXHIBIT 21

CANTEL MEDICAL CORP.
Subsidiaries of Registrant

Carsen Group, Inc.	(Incorporated under the laws of Ontario, Canada)
Medivators Inc.	(Incorporated under the laws of Minnesota)
Medivators B.V.	(Incorporated under the laws of the Netherlands)
Cantel Medical Asia/Pacific Pte. Ltd.	(Incorporated under the laws of Singapore)
Biolab Equipment Ltd.	(Amalgamated under the laws of Canada)
Mar Cor Purification, Inc.	(Incorporated under the laws of Pennsylvania)
Crosstex International, Inc.	(Incorporated under the laws of New York)
SPS Medical Supply Corp.	(Incorporated under the laws of New York)
Cantel Medical International LLC	(Organized under the laws of Delaware)
CMCI C.V.	(Incorporated under the laws of the Netherlands)
Cantel Medical International B.V.	(Incorporated under the laws of the Netherlands)
Aexis Medical BVBA	(Incorporated under the laws of the Belgium)
Ecode Lanka Software (Private) Limited	(Incorporated under the laws of the Sri Lanka)
Cantel Medical (UK) Limited	(Incorporated under the laws of England and Wales)
Cantel Medical (Italy) S.r.l.	(Incorporated under the laws of Italy)
Cantel Medical Devices (China) Co., Ltd.	(Incorporated under the laws of China)
Cantel (UK) Limited	(Incorporated under the laws of England and Wales)
Medical Innovations Group Limited	(Incorporated under the laws of England and Wales)
Medi-Cart International Limited	(Incorporated under the laws of England and Wales)
Accutron, Inc.	(Incorporated under the laws of Arizona)
Cantel Medical (Hong Kong) Limited	(Incorporated under the laws of Hong Kong)
Cantel Medical (Malaysia) Sdn. Bhd.	(Incorporated under the laws of Malaysia)
Cantel Medical Middle East FZ-LLC	(Incorporated under the laws of Dubai (UAE))
Cantel (Germany) GmbH	(Incorporated under the laws of Germany)
Cantel (France) SAS	(Incorporated under the laws of France)
Cantel (Australia) PTY LLTD	(Incorporated under the laws of Australia)
TIV Technisches Institut fur Validieung GmbH	(Incorporated under the laws of Germany)
Cantel (Production) Germany GmbH	(Incorporated under the laws of Germany)
BHT Hygienetechnik Holding GmbH	(Incorporated under the laws of Germany)
BHT Hygienetechnik GmbH	(Incorporated under the laws of Germany)
ESCAD Medical GmbH	(Incorporated under the laws of Germany)